UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) of Industrial Services of America, Inc. (the “Company”) was held on October 15, 2014. The Company anticipates holding its 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) on Tuesday, June 16, 2015. Because the date for the 2015 Annual Meeting has changed by more than 30 days from the anniversary date of the 2014 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2015 Annual Meeting. In order to be considered timely, such shareholder proposals must be received by the Company no later than April 8, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.

This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act. All shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and all notices of other shareholder proposals and director nominations, must be directed to the attention of the Company’s Secretary at Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: March 9, 2015	By:	/s/ Todd Phillips
Todd Phillips
Chief Financial Officer